Exhibit 10.1

PINNACLE ENTERTAINMENT, INC.

$385,000,000 7.50%

Senior Subordinated Notes due 2015

PURCHASE AGREEMENT

June 5, 2007

LEHMAN BROTHERS INC.

BEAR, STEARNS & CO. INC.

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several

  Initial Purchasers named in Schedule 1 attached hereto,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), proposes upon the terms and conditions set forth in this agreement (this “Agreement), to issue and sell to the initial purchasers named in Schedule 1 attached to this Agreement (the “Initial Purchasers”) for whom Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc. are acting as the representatives (“you” or the “Representatives”) the aggregate of $385,000,000 principal amount of the Company’s 7.50% Senior Subordinated Notes due 2015 (the “Notes”). The Notes will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the subsidiaries of the Company listed in Schedule 2 hereto that have signed this Agreement (each, a “Guarantor” and, collectively the “Guarantors”). The Notes will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined in Section 5(a)), among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The Notes are more fully described in the Pricing Disclosure Package (as defined below) and the Offering Memorandum (as defined below).

This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated as of May 29, 2007 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule 3 (the “Pricing Term Sheet”) and an offering memorandum, dated as of the date hereof (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule 4 hereto, other than a road show that is a Free Writing Offering Document, are collectively referred to as the “Pricing Disclosure Package.” The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 3:00 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all documents filed from and after the beginning of the current fiscal year with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor, in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED

THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION, ALL IN FORM AND SUBSTANCE SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

You have advised the Company that the Initial Purchasers will make offers (the “Exempt Resales”) of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Act (“QIBs”) and (ii) outside the United States to certain persons who are not U.S. persons (as defined in Regulation S under the Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as the (“Eligible Purchasers”). The Initial Purchasers will offer the Notes to Eligible Purchasers initially at a price equal to 98.525% of the principal amount thereof. Such price may be changed at any time without notice.

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) among the Company, the Guarantors and the Initial Purchasers to be dated as of the Closing Date (as defined in Section 5 herein), for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to the Company’s 7.50% Senior Subordinated Notes due 2015 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer.”

2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree that:

(a) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or any of the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or that are quoted in a United States automated inter-dealer quotation system.

(b) Assuming that (i) the representations and warranties of the Initial Purchasers in Section 4 are true and (ii) each of the Eligible Purchasers is a QIB or a Non-U.S. Person who acquires the Notes in an “offshore transaction” in reliance on Regulation S, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used or will be used by the Company, the Guarantors, any of their affiliates or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(c) No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902.

(d) The Company is not required to deliver the information specified in Rule 144A(d)(4) under the Act in connection with the Exempt Resales and the Notes and the Guarantees satisfy the requirements of Rule 144A(d)(3).

(e) The Preliminary Offering Memorandum, the Pricing Disclosure Package and Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

(f) The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e).

(g) The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Initial Purchasers specifically for inclusion therein, which information is specified in Section 9(e).

(h) The Exchange Act Reports did not, and any further documents filed and incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Act), as defined in Rule 405 under the Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule 4.

(j) Each Free Writing Offering Document (including, without limitation, any electronic road show or other document listed on Schedule 4 hereto), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Each of the Company and its subsidiaries (as defined in Section 17) listed on Schedule 2 to this Agreement and marked with an asterisk, including each of the Guarantors (collectively, the “Subsidiaries”) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company and its subsidiaries, taken as a whole; (iii) the offering of the Notes and Guarantees (the “Offering”) or (iv) any other transaction contemplated by this Agreement or any other material transaction contemplated by the Pricing Disclosure Package or the Offering Memorandum (a “Material Adverse Effect”). Except as disclosed in the Pricing Disclosure Package or the Offering Memorandum, each of the Company and the Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 2 to this Agreement. None of the subsidiaries of the Company (other than the Subsidiaries) is a “significant subsidiary” (as defined in Rule 405).

(l) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the issued shares of capital stock or membership interests of each Subsidiary of the Company have been duly authorized and validly issued, (and with respect to capital stock are fully paid and non-assessable) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) created or arising in connection with the Company’s amended bank credit facility (the “Bank Credit Facility”) or (ii) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum. This Agreement and the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum have been duly and validly authorized by the Company and the Guarantors. This Agreement has been duly and validly executed and delivered by the Company and the Guarantors and constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforceability may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

(n) The Company and each of the Guarantors have the full right, power and authority to execute and deliver the Notes and the Guarantees and to perform their respective obligations thereunder. The Notes and the Guarantees have been duly and validly authorized by the Company and each of the respective Guarantors for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company and each of the Guarantors, enforceable against them in accordance with their terms and entitled to the benefits of the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Pricing Disclosure Package and the Offering Memorandum contain a summary of the terms of the Notes and the Guarantees, which summary is accurate in all material respects.

(o) The Company and each of the Guarantors have the full right, power and authority to execute and deliver the Exchange Notes and the Exchange Guarantees and to perform their respective obligations thereunder. The Notes and the Guarantees have been duly and validly authorized by the Company and each of the respective Guarantors for issuance and sale to the Initial Purchasers pursuant to this Agreement and, if and when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company and each of the Guarantors, enforceable against them in accordance with their terms and entitled to the benefits of the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(p) The Company and each of the Guarantors have full right, power and authority to execute and deliver the Indenture and to perform their respective obligations thereunder. The Indenture has been duly and validly authorized by the Company and each Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will be a legal, valid and binding agreement of the Company and each Guarantor, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. No qualification of the Indenture under the Trust Indenture Act of 1939 (the “1939 Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

(q) The Company and each of the Guarantors have full right, power and authority to execute and deliver the Registration Rights Agreement and to perform their respective obligations thereunder. The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor in accordance with the terms of this Agreement and the Registration Rights Agreement, will be (assuming the due authorization, execution and delivery thereof by you) the legal, valid and binding obligations of the Company and each of the Guarantors, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicably bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditor’s rights generally except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforceability may be limited by state and federal laws or policies relating to the non-enforceability of indemnification provisions contained therein as to rights of indemnification and contribution, by principles of public policy.

(r) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees by the Company and the Guarantors, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum will not (i) result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than (A) with respect to proceeds from the issuance of the Notes to be used for general corporate purposes, the limitations imposed by the Bank Credit Facility and (B) liens on the proceeds from the issuance of the Notes or assets acquired with such proceeds as contemplated under the Bank Credit Facility); (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(s) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees by the Company and the Guarantors, the consummation of the transactions contemplated hereby and thereby, and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, except for (i) filings with or approvals (including “shelf” approvals) by or from the applicable gaming authorities in the States of Indiana, Louisiana, Nevada, New Jersey and Missouri, which have been made or obtained, including notice filings with such applicable gaming authorities which will be made upon consummation of the transactions contemplated by this Agreement or the Offering Memorandum, (iii) the written consent from Lehman Commercial Paper Inc., as the administrative agent (the “Administrative Agent”) under the Bank Credit Facility, that the terms of the Notes (other than pricing) are in the aggregate not more favorable to the holders thereof than those contained in the “Existing Subordinated Obligations” (as such term is defined in the Bank Credit Facility) as in effect on the date hereof in any manner which is detrimental to the Agents (as defined therein) or the Lenders (as defined therein) or substantially identical thereto under the Bank Credit Facility (the “Bank Consent”), (iv) the filing of a registration statement by the Company and with the Commission pursuant to the Act as required by the Registration Rights Agreement and (v) such consents as may be required under the State securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution of the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees by the Initial Purchasers, each of which has been obtained and is in full force and effect.

(t) Except as identified in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Act with respect to any securities of the Company or any

Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to any registration statement filed by the Company or any Guarantor under the Act.

(u) The Company and the Guarantors have not sold or issued any securities that would be integrated with the offering of the Notes or Guarantees contemplated by this Agreement pursuant to Rule 144A under the Act, the Act, the Rules and Regulations or the interpretations thereof by the Commission. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale by them, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act.

(v) Except as described in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could reasonably be expected to result in a Material Adverse Effect, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any adverse change or development, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Since the date as of which information is given in the Pricing Disclosure Package and except as may otherwise be described in the Pricing Disclosure Package, the Company and the Guarantors have not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(x) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Act (other than Rule 3-10(g) thereof) and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as disclosed therein, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(y) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Offering Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 8(m) hereof, are independent public accountants as required by the Act and the Rules and Regulations.

(z) The statistical and market-related data included in the Pricing Disclosure Package and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(aa) Neither the Company nor any of the Subsidiaries is, as of the Closing Date, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package or the Offering Memorandum, none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(bb) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Notes and the Registration Rights Agreement or the consummation of the transactions contemplated hereby and thereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc) Except as described in the Pricing Disclosure Package, no relationship, direct or indirect, exists between or among the Company or any Guarantor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Guarantor, on the other hand, that is required to be described in the Pricing Disclosure Package or the Offering Memorandum which is not so described.

(dd) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(ee) Except as described in the Pricing Disclosure Package, (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 of the Code (as defined below) (but not including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) may have any liability (each a “Plan”), has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each such Plan (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of such Plan; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect. Except as described in the Pricing Disclosure Package, neither the Company nor any member of its Controlled Group has any withdrawal or other liability to any “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA, except for a liability which either is not reasonably likely to result in a Material Adverse Effect or which is indemnified against by a third party.

(ff) The Company and each of the Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid or made provision for the payment of all taxes due thereon, except (i) those taxes that are not reasonably likely to result in a Material Adverse Effect, (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately reserved for or (iii) as described in the Pricing Disclosure Package; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in either case, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws (or similar organizational documents); neither the Company nor any of its subsidiaries (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii), to the extent any such violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and except (in the case of clause (i) alone) for any lien, charge or encumbrance disclosed in the Pricing Disclosure Package and the Offering Memorandum.

(hh) There is and has been no failure on the part of the Company, the Guarantors or any of their respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.

(ii) The Company and the Subsidiaries maintain a system of internal accounting controls and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(kk) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect.

(ll) Except as described in the Pricing Disclosure Package, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and its subsidiaries anticipates material (with respect to the Company and its subsidiaries, taken as a whole) capital expenditures relating to Environmental Laws (except, with respect to development projects, such capital expenditures which do not exceed amounts contemplated for such capital expenditures in budgets or cost estimates for such projects or potential expenditures in connection with proposed projects for which budgets have not been developed).

(mm) Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has, at any time during the last five years, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Recent transactions by a few employees of our Argentina subsidiary may not have complied with law and may subject our Argentina subsidiary to fines or other penalties”, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in the case of clauses (i) and (ii), as would not reasonably be expected to have a Material Adverse Effect.

(oo) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of knowingly financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Offering Memorandum, the Pricing Term Sheet, the Offering Memorandum or any Free Writing Offering Document to which the Representatives have consented in accordance with Section 2(i).

(qq) The Company and the Guarantors have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes or Guarantees.

(rr) The Company and its subsidiaries have good and marketable title to all real property and to all personal property described in the Pricing Disclosure Package and the Offering Memorandum as being owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Disclosure Package and the Offering Memorandum, (ii) such as arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) interfere with the use made or proposed to be made of such property by the Company and its subsidiaries or (iv) such as are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not interfere with, the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or (ii) are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any subsidiary, except as would not reasonably be likely to result in a Material Adverse Effect.

(ss) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their business and the value of their properties and as is reasonably customary for companies engaged in similar businesses in similar industries.

(tt) Neither the Company nor any of its Subsidiaries intends, or intends to permit any of their respective Subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of its Subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of each Subsidiary.

(uu) No Restricted Subsidiary (as defined in the Indenture) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Pricing Disclosure Package.

(vv) Immediately after each of the Guarantors has entered into the Guarantee to which it is a party, (i) the fair value of the assets of such Guarantor will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Guarantor, (ii) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) such Guarantor will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) such Guarantor will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

(ww) None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

Any certificate signed by any officer of the Company or the Guarantors, as the case may be, and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company and the Guarantors, jointly and severally, as to matters covered thereby (and is subject to the limitations therein, if any), to each Initial Purchaser. The Company and the Guarantors acknowledge that, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Company and the Guarantors hereby consent to such reliance.

3. Purchase of the Notes by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Notes to the several Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of the Notes set forth opposite the respective names of the Initial Purchasers on Schedule 1 hereto, at a purchase price equal to 96.8008125% of the principal amount thereof, plus accrued interest, if any, from June 8, 2007 to the Closing Date.

4. Offering of Notes by the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the

Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Act; (iii) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction; (iv) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; (v) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising); (vi) will not engage in any directed selling efforts within the meaning of Rule 902 under the Act, in connection with the offering of the Notes; (vii) will not offer or sell the Notes as part of a plan or scheme to evade the registration provisions of the Act, in connection with the offering of the Notes in reliance on Regulation S; and (viii) has not, and its affiliates have not, offered or sold, and neither it nor its affiliates will offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor) (x) as part of its distribution at any time and (y) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date (the “distribution compliance period”), other than in accordance with Regulation S or another exemption from the registration requirements of the Act. The Initial Purchasers further agree that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as permitted, and include the statements required, by Regulation S. The Initial Purchasers also agree that, at or prior to confirmation of a sale of Notes offered and sold pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other renumeration in respect of the Notes from it during the restricted period a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, assigned, transferred, pledged, encumbered or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case (A) in accordance with Regulation S under the Securities Act, (B) to a “Qualified Institutional Buyer” (as defined in Rule 144A (“Rule 144A”) under the Securities Act) in a transaction meeting the requirements of Rule 144A or (C) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (5), (6) or (7) of Regulation D under the Securities Act) in a transaction that is exempt from the registration requirements of the Securities Act, and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 98.525% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

The Company shall not be obligated to deliver any Notes to be delivered on the Closing Date, except upon payment of the aggregate principal amount (less the applicable discount and payment of interest set forth in Section 3 above) for all of the Notes to be purchased under this Agreement.

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

5. Delivery of and Payment for the Notes.

(a) Delivery of and payment for the Notes shall be made at the offices of Irell & Manella, 1800 Avenue of the Stars, Los Angeles, CA 90067, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company (the “Closing Date”).

(b) Delivery of the Notes will be made to the Representatives by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes will be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives will otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Initial Purchaser.

6. Further Agreements of the Company, the Guarantors and the Initial Purchasers. Each of the Company and the Guarantors agrees as follows:

(a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) The Company and the Guarantors will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(c) The Company and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company, any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) None of the Company nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) The Company and the Guarantors promptly from time to time will take such action as the Representatives may reasonably request to qualify the Notes and Guarantees for offering and sale under the securities laws or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) During the period of 90 days from the date hereof, without the prior written consent of Lehman Brothers Inc. on behalf of the Initial Purchasers, which consent shall not be unreasonably withheld, to not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, pledge or otherwise dispose of (or enter into any transaction or duties which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any debt securities of the Company or any Subsidiary with terms substantially similar (including having equal rank) to the Notes (other than the Notes); provided, however, nothing contained in this Section 6(g) shall obligate the Company to retain Lehman Brothers or Bear Stearns as its initial purchaser or underwriter.

(h) The Company will furnish to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(i) So long as any of the Notes are outstanding, the Company and the Guarantors will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company or any Guarantor mailed to stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company or the Guarantors as the Initial Purchasers may reasonably request.

(j) The Company and the Guarantors will apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Offering Memorandum under the caption “Use of Proceeds”.

(k) The Company and the Guarantors will not (and cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes or Guarantees and neither the Company, the Guarantors nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.

(l) The Company and the Guarantors will use their reasonable efforts not to oppose the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTAL) MarketSM (the “PORTAL MarketSM”) securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL MarketSM and not to oppose the Notes to be eligible for clearance and settlement through the DTC.

(m) The Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the Act.

(n) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(o) The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(p) The Company and the Guarantors will take such steps as shall be necessary to ensure that neither the Company nor any of the Company’s subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

(q) The Company and the Guarantors agree use their best efforts to do and perform all things required to be done or performed under this Agreement by the Company and the Guarantors prior to the Closing Date to satisfy all conditions precedent to the delivery of the Notes.

(r) The Company and the Guarantors agree to take all reasonable action necessary to enable Standard & Poor’s Corporation to and Moody’s Investors Service, Inc. to reaffirm their respective credit ratings on the Company’s outstanding senior subordinated debt, including for this purpose, the issuance of the Notes.

7. Expenses. The Company and the Guarantors jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation and printing of certificates for the Notes; (b) the preparation and printing of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including any exhibits thereto), Registration Rights Agreement and any amendment or supplement thereto; (c) the distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including any exhibits thereto),

Registration Rights Agreement and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) any required review by the NASD of the terms of sale of the Notes or Guarantees (including related reasonable and documented fees and expenses of counsel to the Initial Purchasers); (e) the qualification of the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees under the securities laws of the several jurisdictions as provided in Section 6(f) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and documented fees and expenses of counsel to the Initial Purchasers); (f) the Trustee, any agent of the Trustee, the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (g) all expenses in connection with the approval of the Notes by DTC for “book-entry” transfer; (h) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (i) the application for quotation of the Notes on the PORTAL MarketSM (including all disbursements and listing fees); and (j) all expenses in connection with the rating of the Notes and the Exchange Notes. The Company and the Guarantors shall not be required to pay for any of the Initial Purchasers’ costs and expenses (other than those as described in clause (d), (e) and (i) above), including, without limitation, (i) the fees and expenses of counsel to the Initial Purchasers (other than as set forth above) and (ii) the “roadshow” expenses of the Initial Purchasers; provided, however, if the sale of Notes pursuant to Section 3 of this Agreement shall not be consummated because the conditions in Section 8 (other than Section 8(k)) hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or any of the Guarantors to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Initial Purchaser, the Company and each Guarantor, jointly and severally shall reimburse the several Initial Purchasers for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder; but the Company and the Guarantors shall not in any event be liable to any of the several Initial Purchasers for damages on account of loss of anticipated profits from the sale by them of the Notes.

8. Conditions of Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel to the Initial Purchasers, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Irell & Manella LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(d) Brownstein Hyatt Farber Schreck, P.C., Nevada counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

(e) Baker & Daniels LLP, Indiana counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.

(f) Stone Pigman Walther Wittmann L.L.C., Louisiana counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-4.

(g) Briol & Associates, PLLC, Minnesota counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-5.

(h) Lathrop & Gage, L.C., Missouri counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-6.

(i) Sills Cummis Epstein & Gross P.C., New Jersey counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-7.

(j) Watkins Ludlam Winter & Stennis, P.A., Mississippi counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-8.

(k) The Representatives shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package and the Offering Memorandum and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(l) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(m) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(n) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of the Company’s Chief Executive Officer and its Chief Financial Officer stating, in their respective capacities as officers of the Company and not in their respective individual capacities, that each of them severally represents that:

(i) The representations, warranties and agreements of the Company and the Guarantors in Section 2 are true and correct on and as of the Closing Date, and the Company and the Guarantors have complied with all of their respective agreements contained herein in all material respects and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) He or she has carefully examined the Pricing Disclosure Package and the Offering Memorandum, and, in his or her opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum no event has occurred that should have been set forth in a supplement or amendment to the Pricing Disclosure Package or the Offering Memorandum that has not been so set forth; and

(iii) Since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum, there has not been any development that resulted in a Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business.

(o) Except as described in the Pricing Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any change resulting in a Material Adverse Effect or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which is, in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package.

(p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s or any of its Subsidiaries’ debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its Subsidiaries’ debt securities or preferred stock.

(q) The Notes shall have been designated for trading on the PORTAL MarketSM.

(r) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States if the effect of such engagement in hostilities, escalation or declaration of war would, in your reasonable judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes.

(s) The DTC shall have accepted the Notes for clearance.

(t) The Representatives shall have received the Bank Consent from the Administrative Agent under the Bank Credit Facility.

(u) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

(v) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

(w) The Company and the Guarantors shall have furnished the Representatives and counsel to the Initial Purchasers with such other certificates, opinions or other documents as they may have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to counsel for the Initial Purchasers.

9. Indemnification and Contribution.

(a) Each of the Company and the Guarantors, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes and Guarantees), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes, the Guarantees or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other out-of-pocket expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any such amendment or supplement thereto or in any Blue Sky Application or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, each of the Guarantors and their respective directors, officers and employees, and each person, if any, who controls the Company or the Guarantors, as the case may be, within the meaning of Section 15 of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantors or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application or any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application or any Marketing Materials, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 9(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor and any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent the party to whom notice was not given was unaware of the proceeding to which such notice would have related and has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ counsel to represent jointly the indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying party under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified parties and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnified party on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In the event that it is finally judicially determined that any indemnified party was not entitled to receive payments for legal and other expenses pursuant to this Section 9, the indemnified party will promptly return all sums that that had been advanced pursuant hereto.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes and Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, as set forth on the cover page of the Offering Memorandum, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, as set forth on the cover page of the Offering Memorandum, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Notes underwritten by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge and agree that the statements regarding delivery of Notes by the Initial Purchasers set forth on the cover page of, and the paragraphs relating to stabilization by the Initial Purchasers appearing under the caption “Plan of Distribution” in, the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

10. Defaulting Initial Purchaser. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of the Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total principal amount of the Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total principal amount of the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10.0% of the total principal amount of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the principal amount of the Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other initial purchasers satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other initial purchasers satisfactory to the Representatives do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Company or the Guarantors, except that the Company and Guarantors will continue to be liable for the payment of expenses to the extent set forth in Section 7. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or Guarantors for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.

11. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 8(p) and 8(r) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

12. Research Analyst Independence. The Company and the Guarantors acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Guarantors and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any of the Guarantors may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Initial Purchasers’ investment banking divisions. The Company and the Guarantors acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company, the Guarantors and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or the Guarantors, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company or the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantors. The Company and the Guarantors hereby waive any claims that the Company or the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission to: Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department, Fax: (646) 834-8133, or if in connection with Section 9 of this Agreement, Director of Litigation, Office of General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022, Fax: (212) 520-0421, in each case with a copy to Initial Purchasers’ counsel at Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Julian T. H. Kleindorfer, Esq., Fax: (213) 891-8763; and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, NV 89169, Attention: John A. Godfrey, Esq., Fax: (702) 784-7748, with a copy to the Company’s counsel at Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067-4276, Attention: Kevin McGeehan, Esq. and Ashok W. Mukhey, Esq., Fax: (310) 203-7199.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc. on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Initial Purchasers and each person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the Guarantors and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

18. Partial Enforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is, for any reason, determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

ACE GAMING, LLC

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Chief Financial Officer and Treasurer

AREH MLK LLC

By:	Biloxi Casino Corp., its Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer and Treasurer

AREP BOARDWALK PROPERTIES LLC

By:	Biloxi Casino Corp., its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer and Treasurer

BELTERRA RESORT INDIANA, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

BILOXI CASINO CORP.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Chief Financial Officer and Treasurer

BOOMTOWN, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

CASINO MAGIC CORP.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Chief Financial Officer

CASINO ONE CORPORATION

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Treasurer

LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM

By:	Boomtown, LLC, its General Partner

	By:	Pinnacle Entertainment, Inc.,
its Sole Member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Executive Vice President and Chief Financial Officer

MITRE ASSOCIATES LLC

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Chief Financial Officer and Treasurer

OGLE HAUS, LLC

By:	Belterra Resort Indiana, LLC,
its Sole Member and Manager
	By:	Pinnacle Entertainment, Inc.,
its Sole Member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Executive Vice President and
Chief Financial Officer

PNK (BATON ROUGE) PARTNERSHIP

By:	PNK Development 8, LLC,
its Managing Partner

	By:	Pinnacle Entertainment, Inc.,
its Sole Member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Executive Vice President and Chief Financial Officer

PNK (BOSSIER CITY), INC.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Treasurer

PNK (CHILE 1), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK (CHILE 2), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK DEVELOPMENT 7, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK DEVELOPMENT 8, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK DEVELOPMENT 9, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK DEVELOPMENT 13, LLC

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Chief Financial Officer and Treasurer

PNK (ES), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK (LAKE CHARLES), L.L.C.

By:	Pinnacle Entertainment, Inc.,
its Sole Member and Manager

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK (RENO), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK (SCB), L.L.C.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Chief Financial Officer and Treasurer

PNK (ST. LOUIS RE), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PNK (ST. LOUIS 4S), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer

PSW PROPERTIES LLC

By:	Biloxi Casino Corp., its Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer and Treasurer

ST. LOUIS CASINO CORP.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Chief Financial Officer

YANKTON INVESTMENTS, LLC

By:	/s/ John A. Godfrey
Name:	John A. Godfrey
Title:	Manager

Accepted:

LEHMAN BROTHERS INC.

BEAR, STEARNS & CO. INC.

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several

Initial Purchasers named in Schedule 1 attached hereto

BY LEHMAN BROTHERS INC.

By:	/s/ Timothy N. Hartzell
Authorized Representative
Timothy N. Hartzell
Managing Director

SCHEDULE 1

Initial Purchasers	Principal Amount of Notes
Lehman Brothers Inc.	$104,912,500
Bear, Stearns & Co. Inc.	$104,912,500
Banc of America Securities LLC.	$38,500,000
Deutsche Bank Securities Inc.	$38,500,000
SG Americas Securities, LLC	$23,100,000
Wells Fargo Securities, LLC	$23,100,000
Barclays Capital Inc.	$11,550,000
Wachovia Capital Markets, LLC	$11,550,000
Calyon Securities (USA) Inc.	$5,775,000
Commerzbank Capital Markets Corp.	$5,775,000
Capital One Southcoast, Inc.	$5,775,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$5,775,000
Morgan Stanley & Co. Incorporated	$5,775,000

Total	$385,000,000

Schedule 1-1

SCHEDULE 2

Subsidiaries

*	denotes a subsidiary as described in Section 2(k) of this Agreement.

±	denotes an unrestricted subsidiary under the Indenture.

*	ACE Gaming, LLC

*	AREH MLK LLC

*	AREP Boardwalk Properties LLC

*	Belterra Resort Indiana, LLC

*	Biloxi Casino Corp.

*	Boomtown, LLC

Brighton Park Maintenance Corp.

±	Casino Magic Antofagasta S.A.

±	Casino Magic Buenos Aires, SA

±	Casino Magic Chile S.A.

*	Casino Magic Corp.

±	Casino Magic (Europe), BV

±	Casino Magic Hellas Management Services, SA

Casino Magic Management Services Corp.

±	Casino Magic Neuquen, SA

±	Casino Magic Rancagua S.A.

*	Casino One Corporation

±	Inmobiliaria Casino Magic Calama S.A.

±	Inmobiliaria Casino Magic Chile S.A.

±	Inmobiliaria Casino Magic Talcahuano S.A

±	Landing Condominium, LLC

*	Louisiana-I Gaming, a Louisiana Partnership in Commendam

Schedule 2-1

*	Mitre Associates LLC

*	OGLE HAUS, LLC

Pinnacle Design & Construction, LLC

*	PNK (Baton Rouge) Partnership

*	PNK (BOSSIER CITY), Inc.

*	PNK (CHILE 1), LLC

*	PNK (CHILE 2), LLC

PNK Development 1, Inc.

PNK Development 2, Inc.

PNK Development 3, Inc.

PNK Development 4, Inc.

PNK Development 5, Inc.

PNK Development 6, Inc.

*	PNK Development 7, LLC

*	PNK Development 8, LLC

*	PNK Development 9, LLC

±	PNK Development 10, LLC

PNK Development 11, LLC

PNK Development 12, LLC

*	PNK Development 13, LLC

PNK Development 14, LLC

PNK Development 15, LLC

PNK Development 16, LLC

*	PNK (ES), LLC

PNK (EXUMA), LIMITED

Schedule 2-2

*	PNK (LAKE CHARLES), L.L.C.

±	PNK (PA), LLC

*	PNK (Reno), LLC

*	PNK (SCB), L.L.C.

*	PNK (ST. LOUIS RE), LLC

*	PNK (ST. LOUIS 4S), LLC

±	Port St. Louis Condominium, LLC

President Riverboat Casino-Missouri, Inc.

*	PSW Properties LLC

Realty Investment Group, Inc.

*	St. Louis Casino Corp.

*	Yankton Investments, LLC

Schedule 2-3

SCHEDULE 3

FORM OF TERM SHEET

Pinnacle Entertainment

Pricing Supplement

Pricing Supplement, dated June 5, 2007, to the Preliminary Offering Memorandum, dated May 29, 2007, of Pinnacle Entertainment, Inc. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used but not defined have the meanings set forth in the Preliminary Offering Memorandum.

Issuer	Pinnacle Entertainment, Inc.

Title of Security	7.50% Senior Subordinated Notes due 2015

Maturity Date	June 15, 2015

Principal Amount	$385,000,000

Net Proceeds to the Company	$371,433,750

Coupon	7.50%

Spread over Reference US Treasury Security	277 basis points vs 4.25% due 5/17

Price	98.525% of principal plus accrued interest, if any, from June 8, 2007.

Yield to Maturity	7.75%

Interest Payment Dates	Semi-annually on June 15 and December 15 of each year, beginning on December 15, 2007.

Record Dates for Interest Payments	June 1 and December 1 of each year

Optional Redemption	Except as provided below, the Company does not have the option to redeem the Notes prior to June 15, 2011. Thereafter, the Company has the option to redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

	Year	Percentage
	2011	103.750%
	2012	101.875%
	2013 and thereafter	100.000%

Optional Redemption with Equity Proceeds

Notwithstanding the foregoing, the Company may, at any time prior to June 15, 2010, redeem up to 35% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Equity Offerings of the Company at a redemption price in cash of 107.5% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the redemption date; provided that:

(1) at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption;

(2) notice of any such redemption shall be given by the Company to the Holders and the Trustee within 15 days after the consummation of any such Equity Offering; and

(3) such redemption shall occur within 60 days of the date of such notice.

Schedule 3-1

Redemption at Make-Whole Premium

At any time prior to June 15, 2011, the Company may also redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of holders of Notes on the relevant record dates occurring prior to the Redemption Date to receive interest due on the relevant interest payment date.

“Applicable Premium” means with respect to any Note on any redemption date, as determined by the Company, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a)    the present value at such redemption date of (i) the redemption price of the Note at June 15, 2011 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through June 15, 2011 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)    the principal amount of the Note.

Change of Control	101.00%

Pro Forma Ratio of Earnings to Fixed Charges*	Three Months Ended March 31, 2007: —

Year Ended December 31, 2006: 2.11x

*  Gives effect to the issuance and sale of the Notes offered herein and the repayment of Pinnacle Entertainment, Inc.’s outstanding term loan and $25.0 million principal amount of 8.25% Senior Subordinated Notes due 2012 as if they had occurred on January 1, 2007 and January 1, 2006, respectively. Earnings were insufficient to cover pro forma fixed charges by $4.1 million for the three months ended March 31, 2007.

Use of Proceeds	Because additional funds are not needed for our construction projects until later phases, we intend to use a portion of the net proceeds of this offering to repay all our outstanding term loans under our credit agreement. At a later date when additional funds are needed, we intend to seek to amend our credit facility to increase the revolver and potentially re-borrow additional term loans. In addition, we intend to use a portion of the net proceeds of this offering to purchase $25.0 million aggregate principal amount of our 8.25% Senior Subordinated Notes due 2012. We expect to use the remaining net proceeds from this offering for general corporate purposes and to provide a portion of the funds needed for one or more of our capital projects.

Schedule 2-2

Capitalization as of March 31, 2007 (after giving effect to the offering and the anticipated use of proceeds)	Cash, cash equivalents and restricted cash	$511,223

	Long-term Debt, including current portion:
	Credit facility	$0
	8.25% senior subordinated notes due 2012	277,470
	8.75% senior subordinated notes due 2013	133,369
	Senior subordinated notes offered hereby	379,321
	Other debt	2,848

	Total long-term debt	793,008

	Stockholders’ equity:
	Preferred stock ($1.00 par value, 250,000 shares
	authorized; no shares issued and
	outstanding)	—
	Common Stock ($0.10 par value, 100,000,000
	shares authorized; 59,681,081
	(net or treasury shares)	6,169
	Capital in excess of par value	979,893
	Retained earnings	93,304
	Treasury Stock	(20,090)
	Accumulated other comprehensive loss –
	currency translation of foreign assets	(12,273)

	Total stockholders’ equity	1,047,003

	Total capitalization	$1,840,011

Trade Date	June 5, 2007

Settlement Date	June 8, 2007 (T+3)

Joint Book-Running Managers	Lehman Brothers Inc., Bear Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc.

CUSIP/ISIN Numbers	144A ISIN: US723456AF66 144A CUSIP: 723456 AF6 Regulation S ISIN: USU72281AB17 Regulation S CUSIP: U72281 AB1

Schedule 2-3

Schedule 4

FREE WRITING OFFERING DOCUMENTS

•	Final Term Sheet, date June 5, 2007, relating to the Notes and substantially in the form of Schedule 3 hereto;

•	Any “electronic road shows” and each document provided as an amendment or supplement to the Preliminary Offering Memorandum.

Schedule 4-1